                                                                     EXHIBIT 4.3

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                          CROWN AMERICAN REALTY TRUST

                                      AND


                                ----------------
                                           as Warrant Agent


                                     ------


                               Warrant Agreement


                                     ------


                         Dated as of__________ _ , 1997


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                               TABLE OF CONTENTS
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              PARTIES..................................................       1

              RECITALS.................................................       1

SECTION 1.    Appointment of Warrant Agent.............................       1

SECTION 2.    Warrant Certificates.....................................       1

SECTION 3.    Execution and Countersignature
               of Warrant Certificates.................................       1

SECTION 4.    Registration; Transfers and Exchanges....................       2

SECTION 5.    Duration and Exercise of Warrants........................       3

SECTION 6.    Optional Reduction of Exercise Price.....................       4

SECTION 7.    Payment of Taxes.........................................       5

SECTION 8.    Adjustment of Exercise Price, Number
               of Shares Purchasable and Number of Warrants............       5

SECTION 9.    Fractional Warrants and Fractional Shares................       9

SECTION 10.   Notices to Warrant Holders;
               No Rights as Shareholders...............................      10

SECTION 11.   Merger, Consolidation or Change of
               Name of Warrant Agent...................................      12

SECTION 12.   Warrant Agent............................................      12

SECTION 13.   Change of Warrant Agent..................................      14

SECTION 14.   Issuance of New Warrant Certificates.....................      15

SECTION 15.   Notices to Company and Warrant Agent.....................      15
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
SECTION 16.   Supplements and Amendments...............................      16

SECTION 17.   Successors...............................................      16

SECTION 18.   Termination..............................................      16

SECTION 19.   Governing Law............................................      16

SECTION 20.   Benefits of This Agreement...............................      16

SECTION 21.   Headings and Table of Contents...........................      17

SECTION 22.   Counterparts.............................................      17

TESTIMONIUM   .........................................................      17

SIGNATURES AND SEALS...................................................      17

EXHIBIT A.    Form of Warrant Certificate..............................     A-1
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                                      -ii-



                  WARRANT AGREEMENT, dated as of ________ __, 1997 (this "Agreement"), between CROWN AMERICAN REALTY TRUST, a Maryland real estate investment trust (the "Company"), and__________________________ , a
__________________ (herein, with any successor, called the "Warrant Agent").

                  WHEREAS,the Company proposes to issue and sell to underwriters represented by _________________(the "Representative") ___ Common Share Warrants (collectively the "Warrants") each entitling the holder to purchase one Common Share, without par value, of the Company (the "Common Shares"; as used hereinafter the term "Shares" refers to the Common Shares and of any shares of the Company of any other class into which such Common Shares may hereafter be changed); and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of certificates evidencing the Warrants (the "Warrant Certificates") and other matters as provided herein.

                  In consideration of the premises and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1. Appointment of Warrant Agent. The Company appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement, and the Warrant Agent accepts such appointment.

                  SECTION 2. Warrant Certificates. The Warrant Certificates (and the Form of Exercise and Assignment to be set forth on the reverse thereof) shall be substantially in the form set forth in Exhibit A attached hereto. The Warrant Certificates may contain such insertions, omissions, substitutions and other variations as the Company and the Warrant Agent determine and are permitted by this Agreement. The Warrant Certificates shall be printed, lithographed or engraved and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any rule or regulation of any share exchange or quotation system on which the Warrants may be listed or included, as the case may be, or to conform to usage.

                  SECTION 3. Execution and Countersignature of Warrant Certificates. The President of the Company shall execute the Warrant Certificates on behalf of the Company, and the official seal of the Company (which may be in facsimile form) shall be reproduced on the Warrant Certificates and attested by the Secretary or an Assistant Secretary of the Company. The signatures of the President and of the Secretary or an Assistant Secretary on any Warrant Certificate may be manual or facsimile. Warrant Certificates may bear the manual or facsimile signatures of individuals who were at any time the proper officers of the Company notwithstanding that such individuals, or any of them, ceased to be such officers prior to the countersignature and delivery of such Warrant Certificate or were not such officers at the date of this Agreement.

                  An authorized officer of the Warrant Agent shall countersign each Warrant Certificate by manual signature and no Warrant Certificate shall be valid for any purpose unless so countersigned. The Warrant Agent is hereby authorized to countersign Warrant Certificates for issuance pursuant to the provisions of this Agreement.

                  The Warrant Agent shall date each Warrant Certificate the date of its countersignature by the Warrant Agent.

                  SECTION 4. Registration; Transfers and Exchanges. The Company shall maintain (i) a register for the registration of the Warrant Certificates and of their transfer from time to time (the "Warrant Register") at the principal corporate trust office of the Warrant Agent in ______________ and (ii) an office or agency in ________________ (which shall be initially the office of the Warrant Agent located at ___________________________________ --mailing address: ___________________________ ) where Warrants may be surrendered for exercise, transfer or denominational exchange.

                  The Company and the Warrant Agent may deem and treat the registered holder of each Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  Each Warrant Certificate shall be transferable, in whole or in part (in whole Warrants), on the Warrant Register, upon surrender of the Warrant Certificate at an office or agency maintained for such purpose by the Company, duly endorsed by, or otherwise accompanied by a written assignment in form satisfactory to the Company and the Warrant Agent duly executed by, the registered holder thereof or his duly authorized attorney, with the signature thereon guaranteed by a bank or trust company having an office or correspondent in the United States or by a broker or dealer that is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., together with funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to the Warrant Certificate. Upon such surrender and payment, the Warrant Agent shall countersign and deliver a new Warrant Certificate, in the name of the assignee and in a permissible denomination or denominations (in whole Warrants) specified in such instrument of assignment. If less than all of the Warrant Certificate is being transferred, the Warrant Agent shall countersign and deliver a new Warrant Certificate or Certificates for the portion of the Warrant Certificate not being transferred. The Warrant Agent shall cancel the Warrant Certificate surrendered.

                  A Warrant Certificate may be divided or combined with other Warrant Certificates of other denominations upon surrender thereof at an office or agency maintained by the Company for such purpose, together with a written notice specifying the names and denominations (in whole Warrants) in which new Warrant Certificates are to be issued, signed by the registered holder thereof or his duly authorized attorney, together with the funds to pay any transfer, documentary, stamp, or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to the Warrant Certificate. Upon such surrender and payment, a new Warrant Certificate or Certificates representing a like aggregate number of Warrants shall be issued and delivered in accordance with such notice. The Warrant Agent shall cancel the Warrant Certificate surrendered.

                  If any Warrant Certificate at any time becomes mutilated, lost, stolen or destroyed, the Company will issue, and the Warrant Agent will countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity satisfactory to each of them. Applicants for such substitute Warrant Certificates must also comply with such other regulations and pay such other charges as the Company or the Warrant Agent may prescribe.

                  The Company shall make no service or other charge in connection with any transfer or exchange of Warrant Certificates, except for any transfer, documentary, stamp, or other taxes or government charges payable in connection therewith and any other amounts permitted hereby (including any charges for the issuance of Warrant Certificates in exchange for or in lieu of Warrant Certificates that become mutilated, destroyed, stolen or lost, as provided above).

                  The Warrant Agent shall not countersign Warrant Certificates in advance of requests for new Warrant Certificates. The Warrant Agent shall hold any Warrant Certificates cancelled in accordance with the Warrant Agent's standard procedures.

                  SECTION 5. Duration and Exercise of Warrants. The Warrants shall expire at 5:00 p.m., prevailing local time in Pittsburgh, PA on _______ __, ____(the "Expiration Date"), and after such time unexercised Warrants will be wholly void and of no value. Each Warrant may be exercised on any business day on or prior to the Expiration Date.

                  Subject to the provisions of this Agreement, the holder of each Warrant shall have the right to purchase from the Company (and the Company shall as soon as practicable, subject to Section 8(g), issue and sell to such holder) one fully paid and nonassessable Share at the exercise price (the "Exercise Price") at the time in effect hereunder, upon surrender at an office or agency maintained by the Company for such purpose of the Warrant Certificate evidencing such Warrant, with the Form of Exercise on the reverse thereof properly completed and executed by the holder or his duly authorized attorney with the signature thereon guaranteed by a bank or trust company having an office or correspondent in the United States or by a broker or dealer that is a member of a registered securities exchange or the National Association of Securities Dealers, Inc., and upon payment of the Exercise Price in lawful money of the United States of America in cash or by certified or cashier's check payable to the order of the Company. The Exercise Price, as of the initial issuance of the Warrants, shall be $ per Share. The Exercise Price, the number of Shares, and the kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment as provided in Section 8.

                  Subject to Section 7, (a) upon such surrender of a Warrant Certificate and payment of the Exercise Price at the time in effect hereunder, the Warrant Agent shall deliver the Warrant Certificate to the transfer agent for the Shares, and said transfer agent shall cause to be issued and delivered to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate, a certificate for the Share or Shares issuable upon the exercise of the Warrant or Warrants evidenced by such Warrant Certificate, and (b) such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

                  The Warrants evidenced by a Warrant Certificate shall be exercisable, at the election of the registered holder thereof, either as an entirety or from time to time for part only (consisting of whole Warrants evidenced by the Warrant Certificate). In the event that less than all of the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised, the Warrant Agent and the Company shall cause a new Warrant Certificate or Certificates to be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered. The Warrant Agent shall cancel all Warrant Certificates surrendered upon exercise of Warrants.

                  The Warrant Agent shall deposit to the account of the Company all monies received by the Warrant Agent in payment of the Exercise Price of any Warrant. The Warrant Agent shall account promptly to the Company with respect to the exercise of Warrants.

                  SECTION 6. Optional Reduction of Exercise Price. The Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Exercise Price to such amount (the "Reduced Exercise Price") and for such period or periods of time not less than 20 days in length, which may be through the close of business on the Expiration Date (the "Reduced Exercise Price Period"), as may be deemed appropriate by the Board of Trustees of the Company. Notice of any such Reduced Exercise Price and Reduced Exercise Price Period shall be given to the registered holders of Warrants in the manner provided in Section 10 and to the Warrant Agent in the manner provided in
Section 15. After the termination of the Reduced Exercise Price Period, the Exercise Price shall be such Exercise Price as would have been in effect, as adjusted pursuant to Section 8, had there been no reduction in the Exercise Price pursuant to the provisions of this Section 6. Any adjustment in the Exercise Price pursuant to Section 8 during the Reduced Exercise Price Period shall not be made in the Reduced Exercise Price in the manner specified in
Section 8 except to the extent that such reduction in the Exercise Price pursuant to Section 8 would result in an Exercise Price lower than the then current Reduced Exercise Price. No reduction of the then current Exercise Price pursuant to the provisions of this Section 6 shall be deemed for the purposes of Section 8 hereof to require any adjustment in the

Exercise Price, the number of Shares purchasable upon the exercise of Warrants or in the number of Warrants.

                  SECTION 7. Payment of Taxes. The Company shall pay documentary stamp taxes, if any, imposed under the laws of the United States of America attributable to the initial issuance of the Warrants, but it shall not be required to pay any such taxes imposed on Warrant Certificates issued pursuant to transfers or exchanges or under other circumstances covered in
Section 4.

                  The Company shall not be required to pay any tax or taxes or government charge that may be payable in respect of any issuance of any certificates for Shares purchased on exercise of a Warrant. The Company shall not be required to, and the Warrant Agent (unless the Company otherwise directs in writing) shall not, issue or deliver such certificates unless or until the persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or government charge or shall have established to the satisfaction of the Company that any such tax or government charge has been paid.

                  SECTION 8. Adjustment of Exercise Price, Number of Shares Purchasable and Number of Warrants. The Exercise Price and either the number of Shares purchasable upon the exercise of each Warrant or the number of Warrants outstanding are subject to adjustment from time to time as provided in this
Section 8.

                  (a) In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Shares in Shares, (ii) subdivide the outstanding Shares or (iii) combine the outstanding Shares into a smaller number of Shares, the Exercise Price to be in effect after the time of the record date for such dividend or of the effective date of such subdivision or combination shall be determined by multiplying the Exercise Price in effect immediately prior to such time by a fraction, the numerator of which shall be the number of Shares outstanding immediately prior to such time and the denominator of which shall be the number of Shares to be outstanding immediately after giving effect to such dividend, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Shares entitling them to subscribe for or purchase Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per Share, if a security convertible into Shares) less than the current market price per Share (as defined in subsection (d) of this Section 8) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Shares outstanding on such record date plus the number of additional Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription or purchase price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trustees of the Company. Shares owned by or held for the account of the Company or any majority-owned subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Any such adjustments shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing Company but not including any merger or consolidation covered by subsection (j) of this Section 8) of its shares (other than Shares), evidences of its indebtedness, or assets (other than (i) dividends or distributions in cash payable out of earnings or retained earnings, (ii) dividends or distributions of evidences of indebtedness or assets or the Company's shares other than Shares that are payable out of and do not exceed in current market value the amount of earnings or retained earnings, and (iii) dividends or distributions that are also available to holders of Warrants upon the exercise of Warrants as though the Warrants had been exercised prior to such record date) or subscription rights or warrants (excluding those referred to in subsection (b) of this Section 8), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Share (as defined in subsection (d) of this Section 8) on such record date, less the fair market value (as determined in good faith by the Board of Trustees of the Company) of the portion of such shares, evidences of indebtedness, assets, subscription rights or warrants applicable to one Share, and the denominator of which shall be such current market price per Share (as defined in subsection (d) of this Section
8). Any such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (d) For the purpose of any computation under subsection (b) or (c) of this Section 8, the current market price per Share on any record date shall be deemed to be the average of the daily closing prices per Share for the ten consecutive New York Stock Exchange trading days before such record date. For the purpose of all relevant provisions of this Agreement, the closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported for the New York Stock Exchange Composite Transactions, or, if the Shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through the NASD's Automated Quotation System ("NASDAQ") or a similar organization if NASDAQ is no longer reporting such information. If on any such New York Stock Exchange trading day the Shares are not quoted by any such organization, the fair market value of such Shares on such day, as determined by the Board of Trustees of the Company, shall be deemed to be the current market price.

                  (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a Share as the case may be.

                  (f) In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than Common Shares, the Exercise Price and the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable, in the judgment of the Company, to the provisions with respect to the Shares contained in this Section 8, and the provisions of this Section 8 and Sections 5, 6, 7 and 9 with respect to the Shares shall apply on like terms to any such other shares.

                  (g) In any case in which this Section 8 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing of the Shares to the holder of any Warrant exercised on or after such record date; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing, subject to the following proviso, such holder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment, and, provided further, to the extent such event does not occur, the adjustment made in respect of such non-occurrence shall be retroactive to such record date and affect all Warrants exercised between such record date and the date of such non-occurrence.

                  (h) Upon each adjustment of the Exercise Price pursuant to subsection (a) or (b) of this Section 8, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Exercise Price per share, an adjusted number of Shares determined (to the nearest hundredth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment; provided, however, that the Company may elect, in substitution for the adjustment in the number of Shares pursuant to this subsection (h), to adjust the number of Warrants pursuant to subsection
(i) of this Section 8.

                  (i) In substitution for any adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in subsection (h) of this Section 8, the Company may elect to adjust the number of Warrants so that each Warrant outstanding after such adjustment in number of Warrants shall be exercisable for one Share. Each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants determined (to the nearest hundredth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The Company shall make a public announcement (by news release and by notice to any share exchange or quotation system on which the Warrants are then listed or included) and give notice to the Warrant Agent of its election to adjust the number of Warrants, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made in the number of Warrants. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least two days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection (i), the Company and the Warrant Agent shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 9, the additional Warrants to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and, upon surrender thereof if required by the Company, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates to be so distributed may, at the option of the Company, bear the adjusted Exercise Price and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

                  (j) In case of any capital reorganization, recapitalization, reclassification of outstanding Shares (other than a subdivision or combination covered by subsection (a) of this Section 8), or merger or consolidation of the Company with any other corporation (any of such events being hereinafter referred to as a "Corporate Reorganization"), in which Shares outstanding immediately prior to such Corporate Reorganization shall be converted into, exchangeable for, or converted into the right to receive, any consideration other than the same number of Shares so held immediately prior thereto, then, as a condition to such Corporate Reorganization, each Warrant shall, after such Corporate Reorganization, be exercisable at the then Exercise Price and upon the other terms and conditions specified in this Agreement for the number of shares or other securities or assets (which may be cash) to which a holder of the number of Shares purchasable (at the time of such Corporate Reorganization) upon the exercise of such Warrant would have been entitled (other than pursuant to any applicable dissenters rights of appraisal) upon such Corporate Reorganization; and, in any such case, the provisions set forth in this Section 8 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares, other securities or assets thereafter deliverable on the exercise of the Warrants. The Company shall not effect any consolidation or merger unless, prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or other appropriate corporation or entity (other than the Company) shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares, securities or assets (including cash) as, in accordance with the foregoing provisions, such holders may be entitled to receive and to assume the other obligations of the Company under this Warrant Agreement. The Board of Trustees of the Company, acting in good faith, shall determine the acceptability of any such instrument.

                  (k) Except as provided in this Section 8, no adjustment in respect of any dividends on the Shares shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  (l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially or previously issuable pursuant to this Agreement.

                  (m) Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled to (but is not required to) make such reductions in the Exercise Price or increase in the number of Shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this Section 8, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Shares, or any issuance wholly for cash of any Shares at less than the current market price, or any issuance wholly for cash of Shares or securities that by their terms are convertible into or exchangeable for Shares, or any dividend, or any issuance of rights, options or warrants referred to above in this Section 8, made by the Company to its common shareholders shall not be taxable to them.

                  (n) Anything in this Section 8 to the contrary notwithstanding, if the Company or any subsidiary of the Company grants options or other rights to purchase Shares to any of its employees or directors, or if such employees or directors otherwise receive Shares under any employee benefit plan of, or compensation agreement or arrangement with, the Company or its subsidiaries, or if the Company offers any dividend reinvestment plans, the granting of such options or rights, the issuance of Shares on the exercise of such options or other rights or pursuant to such plans, agreements or arrangements, and subscriptions for purchases of Shares under any such dividend reinvestment plan are not to be taken into consideration for adjustments under this Section 8.

                  (o) Any determination that may be made by the Board of Trustees of the Company under this Agreement may be made by a duly authorized committee of the Board of Trustees.

                  SECTION 9. Fractional Warrants and Fractional Shares. (a) The Company shall not issue fractions of Warrants to holders of Warrant Certificates as a result of any adjustment in the number of Warrants pursuant to subsection (i) of Section 8 or distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, the Company shall pay, at the time new Warrant Certificates are distributed to holders of Warrants to reflect such adjustment in the number of Warrants, to the registered holders of Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant on the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

                  The holders of Warrants, by their acceptance of the Warrant Certificates, expressly waive their right to receive any fraction of a Warrant or a Warrant Certificate representing a fraction of a Warrant upon the adjustment thereof in accordance with subsection (i) of Section 8 or otherwise.

                  (b) For purposes of Section 9(a), the current market value of a Warrant shall be the closing price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. The closing price for any day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Warrants are listed or admitted to trading, or, if the Warrants are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Warrants are not quoted by any such organization, the fair market value of the Warrants on such date, as determined in good faith by the Board of Trustees of the Company, shall be deemed to be the current market value.

                  (c) The Company will not issue fractions of Shares upon exercise of the Warrants or distribute Share certificates that evidence fractional Shares. In lieu of fractional Shares, the Company shall pay to the registered holders of Warrant Certificates at the time such Warrants are exercised an amount in cash equal to the same fraction of the closing price of the Shares on the trading day immediately prior to the date of such exercise, determined as provided in the second and third sentences of subsection (d) of
Section 8.

                  SECTION 10. Notices to Warrant Holders; No Rights as Shareholders. (a) Upon any adjustment of the Exercise Price or the number of Warrants outstanding pursuant to Section 8, the Company within 20 days thereafter shall (i) cause to be filed with the Warrant Agent a certificate signed by the President or a Vice President or the Treasurer of the Company, or a certificate of a firm of independent public accountants of recognized standing selected by the Board of Trustees of the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and either the adjusted number of Shares (or fraction thereof) purchasable upon exercise of a Warrant or the adjusted number of Warrants to be outstanding and setting forth in reasonable detail the method of calculation and the facts upon which the calculations are based, which certificate, if rendered by independent public accountants, shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause notice of such adjustment to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. The Company may cause such notice to be mailed in advance of any such adjustment and included as a part of any notice required to be mailed under any other provision of this Section 10.

                  (b) Upon the fixing of a Reduced Exercise Price and Reduced Exercise Price Period as provided in Section 6, the Company shall cause notice of such Reduced Exercise Price and Reduced Exercise Price Period to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register not more than 45 days and not less than 20 days prior to the beginning of the Reduced Exercise Price Period.

                  (c)  In case:

                           (i) the Company shall authorize the issuance to all
                  holders of Shares, of rights or warrants to subscribe for or purchase Shares or of any other subscription rights or warrants; or

                           (ii) the Company shall authorize the distribution to
                  all holders of its shares (other than Shares), evidences of its indebtedness or assets (other than (i) dividends or distributions in cash payable out of earnings or retained earnings, (ii) dividends or distributions of evidences of indebtedness or assets or the Company's shares other than Shares that are payable out of and do not exceed in current market value the amount of earnings or retained earnings, and
                  (iii) dividends or distributions that are also available to holders of Warrants upon the exercise of Warrants as though the Warrants had been exercised prior to such record date); or

                           (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                           (iv) the Company proposes to take any other action
                  (other than actions of the character described in subsection
                  (a) of Section 8) that would require an adjustment of the Exercise Price pursuant to Section 8;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register, at least 14 days prior to the applicable record date hereinafter specified, by first-class mail, postage prepaid, a written notice stating (A) the date as of which the holders of record of Shares to be entitled to receive any such rights, warrants or distribution are to be determined, or (B) the date on which any such dissolution, liquidation or winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Shares shall be entitled to exchange their Shares for securities or other property, if any, deliverable upon such dissolution, liquidation, winding up or other action. The failure to give any notice required by this Section 10(c) or any defect therein shall not affect the legality of any such issuance, distribution, dissolution, liquidation, winding up or other action, or the vote upon any action.

                  (d) Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or receive dividends or to be deemed for any purpose the holder of Shares or of any other securities of the Company that may at any time be issuable on the exercise of the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon a holder thereof, as such, any of the rights of a shareholder of the Company or any right to vote on any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of shares, reclassification of shares, change of par value, consolidation, merger, conveyance, or, without limitation, otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by such Warrant Certificates shall have been exercised as provided herein.

                  SECTION 11. Merger, Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 13. In case at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any of the Warrant Certificates have been countersigned but not delivered, such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and, in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  In case at any time the name of the Warrant Agent is changed, and any of the Warrant Certificates have not been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

                  SECTION 12. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed on it by this Agreement, upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

                           (a) Compensation and Indemnification. The Company
                  agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse it for reasonable out-of-pocket expenses, including reasonable legal fees, incurred by the Warrant Agent in connection with the services rendered hereunder by it. The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss or liability incurred without negligence or bad faith on the part of the Warrant Agent arising out of or in connection with its acting as the Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any such claim of liability.

                           (b) Agent for the Company. In acting under this
                  Agreement and in connection with the Warrant Certificates the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

                           (c) Counsel. The Warrant Agent may consult with
                  counsel satisfactory to it (who may be counsel to the Company) and the written opinion of such counsel shall be protection in respect of any action taken or omitted to be taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Warrant Agent agrees promptly to provide a copy of such opinion to the Company.

                           (d) Documents. Except as otherwise expressly
                  provided herein, the Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate or notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been passed or signed by the proper parties.

                           (e) Certain Transactions. The Warrant Agent, and its
                  affiliates, officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant Certificate, with the same rights that it or they would have if it were not the Warrant Agent hereunder. It or they may engage or be interested in any financial or other transaction with the Company and may act in any other capacity for the Company, provided acting as such is acceptable to the Company, as freely as if it were not Warrant Agent hereunder.

                           (f) No Responsibility for Representations. The
                  Warrant Agent shall not be responsible for any of the recitals or representations contained in any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                           (g) Limited Obligations. The Warrant Agent shall be
                  obligated to perform such duties and only such duties as are herein or in the Warrant Certificates specifically set forth. However, the Warrant Agent shall also be obligated to the Company to conduct its operations in acting as Warrant Agent in accordance with sound business practices. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not reasonably assured to it, provided that prior to failing to take such action it notifies the Company.

                           (h) No Responsibility for Adjustments. The Warrant
                  Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Exercise Price, the number of the Shares or other securities or property deliverable as provided in this Agreement, or the number of Warrants, or to determine whether any facts exist that may require any of such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of any Warrant, or with respect to whether any such Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

                           (i) Reliance on Certificates of Officers. Whenever
                  in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice President or the Treasurer of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (j) Compliance with Instructions. The Warrant Agent
                  is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President or a Vice President or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with written instructions of any such officer.

                  SECTION 13. Change of Warrant Agent. (a) If the Warrant Agent advises the Company that it is incapable of acting as Warrant Agent, or if the Warrant Agent resigns as Warrant Agent (which it may do only upon 30 days' prior written notice to the Company), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within 30 days after it has been notified in writing of such incapacity or resignation by the Warrant Agent, then the duties of the Warrant Agent shall be carried out by the Company.

                  (b) The Company, in its discretion, shall be entitled to remove the Warrant Agent with or without cause at any time specified in written notice to the Warrant Agent, and the Company then shall carry out the duties of the Warrant Agent or shall appoint a successor to the Warrant Agent.

                  (c) Any successor Warrant Agent appointed by the Company shall be a bank or trust company, in good standing, incorporated under the laws of a State or of the United States of America, and must have at the time of its appointment as Warrant Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as

Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose or requested by the Company.

                  (d) The Company shall cause notice of the appointment of any successor Warrant Agent to be mailed by first-class mail, postage prepaid, to each registered holder of a Warrant Certificate at his address appearing on the Warrant Register. The Company's or Warrant Agent's failure to give any notice provided for in this Section 13, or any defect therein, shall not, however, affect the legality or validity of the appointment of a successor Warrant Agent.

                  SECTION 14. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Trustees to reflect any adjustment or change in the Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions of this Agreement. The Company may, at its option, require registered holders of Warrants to surrender their old Warrant Certificates for any such new Warrant Certificates.

                  SECTION 15. Notices to Company and Warrant Agent. Any notice pursuant to this Agreement to be given by the Warrant Agent or by the registered holder of any Warrant Certificate to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the Company as follows:

                             Crown American Realty Trust
                             Pasquerilla Plaza
                             Johnstown, Pennsylvania  15901
                             Attention:____________________

(except that such notice shall be sent to such other address as the Company may have subsequently furnished in writing to the Warrant Agent for this purpose).

                  Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to the Warrant Agent as follows:

                             ____________________
                             ____________________
                             ____________________
                             Attention:__________________

(except that such notice shall be sent to such other address as the Warrant Agent may have subsequently furnished in writing to the Company for this purpose).

                  SECTION 16. Supplements and Amendments. (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement or the provisions of the Warrant Certificates without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent deem necessary or desirable and that do not adversely affect the interests of the holders of Warrant Certificates in any material respect.

                  (b) With the consent of the registered holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of this Agreement or the Warrants or of any supplemental agreement or modify in any manner the rights and obligations of the Warrant holders and of the Company; provided, however, that no such supplemental agreement or amendment shall, without the consent of the registered holder of each outstanding Warrant affected thereby:

                  (1) alter the provisions of this Agreement so as to affect adversely the price at which or the period during which the Warrants are exercisable; or

                  (2) reduce the number of Warrants outstanding the consent of whose holders is required for any such supplemental agreement or amendment.

                  SECTION 17. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. Without the written consent of the Company, the Warrant Agent may not assign its rights and obligations hereunder except as provided in Section 13.

                  SECTION 18. Termination. This Agreement shall terminate at the close of business 30 days after the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised or have been acquired by the Company. The provisions of
Section 12(a) shall survive such termination.

                  SECTION 19. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  SECTION 20. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

                  SECTION 21. Headings and Table of Contents. The section and subsection headings herein and the table of contents are for convenience only and shall not affect the construction hereof.

                  SECTION 22. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       CROWN AMERICAN REALTY TRUST

                                       By:__________________________________
                                          Title:____________________________

[SEAL]

Attest:


__________________________________
Secretary


                                       _____________________________________


                                       By:__________________________________
                                          Title:____________________________

[SEAL]

Attest:


__________________________________
Authorized Officer

                                                                       EXHIBIT A


                         [FORM OF WARRANT CERTIFICATE]

                                     [FACE]

           VOID AFTER 5:00 P.M., PITTSBURGH TIME,__________________ , ____


No.                                                                     Warrants

                                                               CUSIP


                          CROWN AMERICAN REALTY TRUST

                              COMMON SHARE WARRANT

This Warrant Certificate certifies that ___________, or registered assigns, is the registered holder of ____ Common Share Warrants (the "Warrants") expiring ______________, (the "Expiration Date") of CROWN AMERICAN REALTY TRUST, a Maryland real estate investment trust (the "Company"). Each Warrant entitles the holder to purchase from the Company, on or before the Expiration Date, one fully paid and nonassessable Common Share, without par value (the "Common Share"), of the Company at the exercise price (the "Exercise Price") at the time in effect under the Warrant Agreement referred to on the reverse hereof ($________ per share at the time of the initial issuance of the Warrants), payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of such Exercise Price at an office or agency maintained by the Company for such purpose, but subject to the conditions set forth herein and in the Warrant Agreement; provided, however, that the number or kind of shares (or in certain events other property) purchasable upon exercise of the Warrants and payment of the Exercise Price may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement. Payment of the Exercise Price shall be made in cash or by certified or cashier's check payable to the order of the Company and shall be accompanied by the Form of Exercise on the reverse hereof properly completed by the holder.

                  No Warrant may be exercised after 5:00 p.m., prevailing local time in Pittsburgh, Pennsylvania, on the Expiration Date.

                  The Company has appointed ____________________ as Warrant Agent under the Warrant Agreement (__________________ and any successor or successors under the Warrant Agreement being referred to herein as the "Warrant Agent"). The Company has designated the offices of__________________________ at ______________________ as the initial office or agency at which this Warrant Certificate may be surrendered for exercise, transfer or denominational exchange.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent by the manual signature of one of its authorized officers.

                  IN WITNESS WHEREOF, CROWN AMERICAN REALTY TRUST has caused this Warrant Certificate to be duly executed under its official seal with the facsimile signature of its President and attested to with the facsimile signature of its Secretary.


[FACSIMILE SEAL]


Attest:                                 CROWN AMERICAN REALTY TRUST




__________________________________      By:____________________________________
Assistant Secretary                     Title:_________________________________


Dated:____________________________




Countersigned:

__________________________________
as Warrant Agent,


By:_______________________________
   Authorized Signature


Void after____________

                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                          CROWN AMERICAN REALTY TRUST

                              COMMON SHARE WARRANT

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of____________ __, 1997 (the "Warrant Agreement") between the Company and ________________, as Warrant Agent, to which Warrant Agreement reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Copies of the Warrant Agreement are on file and available for inspection and can be obtained at the corporate trust office of the Warrant Agent.

                  With certain exceptions as therein provided, the Warrant Agreement provides that, with the consent of the holders of at least a majority in number of the Warrants at the time outstanding, the Company and the Warrant Agent may at any time and from time to time by supplemental agreement or amendment add any provisions to or change in any manner or eliminate any of the provisions of the Warrant Agreement or the Warrants or of any supplemental agreement or modify in any manner the rights and obligations of the holders and of the Company.

                  The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the Form of Exercise hereon properly completed and executed, and upon payment of the Exercise Price. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate or Certificates evidencing the number of Warrants not exercised. No adjustment will be made for any dividends on any shares issuable upon exercise of Warrants evidenced by this Warrant Certificate. The Warrant Agent may charge, and, unless otherwise instructed by the Company shall charge, the party exercising Warrants evidenced by this Warrant Certificate a sum sufficient to reimburse it and the Company for any tax or taxes or government charge required to be paid in connection with any issuance of a certificate for shares purchased on exercise of any Warrants.

                  The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price may, subject to certain conditions, be adjusted and that, under certain circumstances, Warrants may become exercisable for securities or other assets other than the shares referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (i) the number of shares purchasable upon the exercise of each Warrant shall be adjusted or (ii) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the case of (ii), the Company will cause to be distributed to holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment, or substitute Warrant Certificates to replace all outstanding Warrant Certificates. If substitute Warrant Certificates are to be issued, the Company can require any recipient of such Warrant Certificate to surrender existing Warrant Certificates. In lieu of fractional Warrants and fractional shares the Company shall pay an amount in cash as provided in the Warrant Agreement. In addition, the Company, in its discretion, may reduce the Exercise Price or increase the number of shares purchasable upon exercise of Warrants, as provided in the Warrant Agreement.

                  Subject to the limitations provided herein and in the Warrant Agreement, this Warrant Certificate is transferable, in whole or in part (in whole Warrants), on the Warrant Register, upon surrender of this Warrant Certificate at an office or agency maintained by the Company for such purpose, duly endorsed by, or otherwise accompanied by a written assignment in form satisfactory to the Company and the Warrant Agent duly executed by, the holder hereof or his duly authorized attorney, together with funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this Warrant Certificate. Upon such surrender and payment, the Warrant Agent will countersign and deliver a new Warrant Certificate, in the name of the assignee and in a permissible denomination or denominations (in whole Warrants) specified in such instrument of assignment. If less than all of this Warrant Certificate is being transferred, the Warrant Agent will countersign and deliver a new Warrant Certificate or Certificates for the portion of this Warrant Certificate not being transferred.

                  This Warrant Certificate may be divided or combined with other Warrant Certificates of other denominations upon surrender hereof at an office or agency maintained by the Company for such purpose, together with a written notice specifying the names and denominations (in whole Warrants) in which new Warrant Certificates are to be issued, signed by the holder hereof or his duly authorized attorney, together with the funds to pay any transfer, documentary, stamp or other taxes or government charges payable in connection with such transfer and any other amounts required pursuant to this Warrant Certificate. Upon such surrender and payment, a new Warrant Certificate or Certificates representing a like aggregate number of Warrants shall be issued and delivered in accordance with such notice.

                  If this Warrant Certificate at any time becomes mutilated, lost, stolen or destroyed, the Company will issue, and the Warrant Agent will countersign, in exchange and substitution for and upon cancellation hereof, or in lieu of and in substitution for this Warrant Certificate, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction and indemnity satisfactory to each of them. Applicants for such substitute Warrant Certificates must also comply with such other regulations and pay such other charges as the Company or the Warrant Agent may prescribe.

                  The Company shall make no service or other charge in connection with any transfer or exchange of this Warrant Certificate, except for any transfer, documentary, stamp or other taxes or government charges payable in connection therewith and any other amounts permitted by the Warrant Agreement (including any charges for the issuance of Warrant Certificates in exchange for or in lieu of this Warrant Certificate if the same should become mutilated, destroyed, stolen or lost, as provided above).

                  The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, any distribution to the holder hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  Signatures on exercises and assignments of this Warrant must, unless waived by the Company, be guaranteed.


                               [FORM OF EXERCISE]

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)

                  The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ Common Shares of the Company (or such other securities or assets of the Company as are purchasable in their place pursuant to this Warrant Certificate), and herewith tenders payment for such shares (or other securities or assets) to the order of Crown American Realty Trust (the "Company") in the amount of $__________ by certified or cashier's check or in cash in accordance with the terms hereof. The undersigned requests that a certificate for such shares (or other securities) be registered in the name of

          ____________________ Name

          ____________________ Address

          ____________________ Social Security or
                               Taxpayer Identification Number

and, if less than all Warrants represented by this Warrant Certificate are being exercised, that a new Warrant Certificate representing the remaining balance of Warrants be registered in the name of

          ____________________ Name

          ____________________ Address


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

          ____________________ Social Security or
                               Taxpayer Identification Number

and, if any cash payments are to be made in lieu of fractional shares, that such payments be made to

          ____________________ Name

          ____________________ Address

          ____________________ Social Security or
                               Taxpayer Identification Number

IN THE ABSENCE OF ANY SPECIFICATION REQUIRED ABOVE, SHARES OR NEW WARRANT CERTIFICATES WILL BE REGISTERED IN THE NAME OF, OR CASH PAYMENTS WILL BE MADE TO, THE REGISTERED HOLDER AT THE ADDRESS SET FORTH ON THE WARRANT REGISTER MAINTAINED BY THE WARRANT AGENT.


Date:_____________________________      Signature:_____________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate.)


Signature Guaranteed:


__________________________________


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

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         __________________________ Name

         __________________________ Address

         __________________________ Social Security or
                                    Taxpayer Identification Number

_______________ Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

_______________ Attorney to transfer said Warrants on the books of the within-named Company, with full power of substitution.



Date: _____________________________    Signature:_______________________________
                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant Certificate.)


Signature Guaranteed:



___________________________________



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